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EXHIBIT 99.1

       IVIVI TECHNOLOGIES, INC. ENTERS INTO DEFINITIVE PURCHASE AGREEMENT
                      FOR PRIVATE PLACEMENT OF COMMON STOCK

NORTHVALE, NJ - October 16, 2007 - Ivivi Technologies, Inc. (AMEX:II), a leader in non-invasive, electrotherapeutic technologies, today announced that it has entered into a definitive purchase agreement with an institutional investor, The Pinnacle Fund, L.P., to raise $5.0 million of gross proceeds in a private placement of its common stock. In connection with the private placement, Ivivi will issue an aggregate of 1,000,000 shares of common stock at a price per share of $5.00. Net proceeds from the private placement, after the payment of expenses of approximately $125,000, are expected to be approximately $4,875,000. Proceeds from the transaction will be used to provide additional working capital and for general corporate purposes. The closing price of Ivivi's common stock on the American Stock Exchange on the date of execution of the definitive purchase agreement was $4.80 per share.

Ivivi plans to close the private placement promptly, subject to customary closing conditions, including approval of the listing of the additional shares of Ivivi's common stock by AMEX.

The shares of common stock issued in connection with the transactions have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from those registration requirements. Ivivi has agreed to file a registration statement, covering the resale of the shares of common stock issued in the private placement and certain other shares, within 60 days of closing.

This press release does not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

ABOUT IVIVI TECHNOLOGIES, INC.

Based in Northvale, NJ, Ivivi Technologies, Inc. is a medical technology company focusing on designing, developing and commercializing its proprietary electrotherapeutic technology platform. Ivivi's research and development activities are focused specifically on targeted pulsed electromagnetic field, or PEMF, technology, which, by creating specific therapeutic electrical current in injured soft tissue, modulates biochemical and physiological healing processes to help repair the injured tissue and reduce related pain and inflammation. Ivivi's Electroceuticals(TM) have been used in non-invasive treatments for a wide array of conditions, including chronic wounds, pain and edema following plastic and reconstructive surgery and chronic inflammatory disorders.

FORWARD-LOOKING STATEMENTS

This release contains "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1996, including the closing of the private placement. Forward-looking statements reflect management's current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, the Company's limited operating history, history of significant and continued operating losses and substantial accumulated earnings deficit, difficulties with its financial accounting controls, the failure of the market for the Company's products to continue to develop, the inability for customers to receive third party reimbursement, the inability to obtain additional capital, the inability to protect the Company's intellectual property, the loss of any executive officers or key personnel or consultants, competition, changes in the regulatory landscape or the imposition of regulations that affect the Company's products and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-KSB for the fiscal year ended March 31, 2007. The Company assumes no obligation to update the information contained in this press release.

INVESTOR RELATIONS CONTACT:                   PUBLIC RELATIONS CONTACT:
Cameron Associates                            Avalanche Strategic Communications
Alison Ziegler or Lester Rosenkrantz;         Denyse Dabrowski
212-554-5469                                  201-488-0049  Mobile:201-916-7122
ALISON@CAMERONASSOC.COM                       DENYSE@AVALANCHEPR.COM


Deanne Eagle for Media
212-554-5463


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